Exhibit 8.1

July 13, 2022

Creatd, Inc.

419 Lafayette Street, 6th Floor

New York, NY 10003

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Creatd, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-264908), including the prospectus contained therein, originally filed with the Securities and Exchange Commission by the Company on May 26, 2022 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Registration Statement relates to the proposed distribution with respect to each outstanding share of common stock of the Company, par value $0.001 per share (“Common Stock”), by the Company to each shareholder (the “Offering”) of a nontransferable subscription right (collectively with all such rights, the “Rights”) to purchase one unit consisting of (i) shares of Common Stock (such initial shares of Common Stock as issued, the “Initial Shares”), (ii) a Series A warrant to purchase Common Stock in accordance with its terms; and (iii) a Series B warrant to purchase Common Stock in accordance with its terms (collectively with all such warrants and the Series A warrants, the “Warrants”). The aggregate Rights may be exercised for an aggregate amount of up to $40,000,000. This opinion is being furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

As counsel for the Company and for purposes of our opinion set forth below, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement (including any exhibits thereto) and such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below are true, correct and complete as to all factual matters stated therein.

In addition, we have assumed, with your permission, (i) that the Offering will be consummated as described in the Registration Statement, (ii) that the statements concerning the terms of the Offering contained in the Registration Statement are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iv) that any statement or representation contained in the certificate of the Company with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, constitute our opinion as to the material United States federal income tax consequences of the Offering of the receipt and exercise (or expiration) of the Rights and owning and disposing of the Initial Shares and Warrants received upon exercise of the Rights.

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective unitholders.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP